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                                  EXHIBIT 22

                              POE & BROWN, INC.
                                 SUBSIDIARIES


Florida Corporations:

Farr Insurance Inc.
Poe 1991, Inc.
W.F. Poe Associates, Inc.
Jordan, Roberts & Company
Brown & Brown, Inc.
Ernest Smith Insurance Agency, Inc.
Underwriters Services, Inc.
Madoline Corporation


Foreign Corporations:

Poe & Brown of Arizona, Inc. (AZ)
Poe & Brown of California, Inc. (CA)
Poe & Brown of Connecticut, Inc. (CT)
Poe & Brown of New Jersey, Inc. (NJ)
Poe & Brown of Georgia, Inc. (GA)
Poe & Brown of North Carolina, Inc. (NC)
Poe & Brown of Texas, Inc. (TX)
Pan American Insurance Management Corp. (NC)
Poe & Brown of Pennsylvania, Inc. (PA)
Poe & Associates of Illinois, Inc. (IL)
DSD Insurance Agency, Inc. (AZ)
The Homeowner Association Risk Purchasing Group, Inc. (AZ)
AG General Agency, Inc. (TX)
P & O of Texas, Inc. (TX)
Health Care Insurers, Inc. (CO)
PhysicianPlans, Inc. (CT)

Indirect Subsidiaries:

MacDuff America, Inc. (FL)
MacDuff Underwriters, Inc. (FL)
MacDuff Pinellas Underwriters, Inc. (FL)
Hotel-Motel Insurance Group, Inc. (FL)
Halcyon Underwriters, Inc. (FL)
America Underwriting Management, Inc. (FL)
Roehrig, Flood & Associates, Inc. (FL)